As filed with the Securities and Exchange Commission on October 30, 2009

Registration No. 333-139900

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANZ SE

(Exact Name of Registrant as Specified in its Charter)

Federal Republic of Germany	None
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Königinstrasse 28,

80802 Munich,

Germany

(Address of Principal Executive Offices)

Allianz Employee Stock Purchase Plan for Employees of the

North American Allianz Group Companies

(Full Title of the Plan)

Terry Griffith,

Allianz of America Corporation,

777 San Marin Drive,

Novato, California 94998,

(415) 899-4669

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the Registration Statement No. 333-139900 filed on January 10, 2007 on Form S-8 (the “Registration Statement”), registering 250,000 ordinary shares (without par value) to be offered pursuant to the Allianz Employee Stock Purchase Plan for Employees of the North American Allianz Group Companies. The purpose of this post-effective amendment is to terminate the Registration Statement and to remove from registration all of the securities registered thereby which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Munich, Germany, on October 30, 2009.

ALLIANZ SE

By:	/S/ PAUL ACHLEITNER
Name:	Dr. Paul Achleitner
Title:	Member, Management Board

By:	/S/ STEPHAN THEISSING
Name:	Stephan Theissing
Title:	Head of Group Treasury and Corporate Finance

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated, in Munich, Germany on October 30, 2009.

Signature	Capacity

/S/ MICHAEL DIEKMANN	Chairman, Management Board
Michael Diekmann	(Principal Executive Officer)

/S/ PAUL ACHLEITNER
Dr. Paul Achleitner	Member, Management Board

/S/ OLIVER BÄTE	Member, Management Board
Oliver Bäte	(Principal Financial Officer
and Principal Accounting Officer)

/S/ CLEMENT B. BOOTH	Member, Management Board
Clement B. Booth

/S/ ENRICO CUCCHIANI	Member, Management Board
Enrico Cucchiani

/S/ JOACHIM FABER	Member, Management Board
Dr. Joachim Faber

/S/ CHRISTOF MASCHER	Member, Management Board
Dr. Christof Mascher

/S/ GERHARD RUPPRECHT	Member, Management Board
Dr. Gerhard Rupprecht

/S/ JEAN-PHILIPPE THIERRY	Member, Management Board
Jean-Philippe Thierry

/S/ WERNER ZEDELIUS	Member, Management Board
Dr. Werner Zedelius

/S/ TERRY GRIFFITH	Authorized U.S. Representative
Terry Griffith

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